SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        Return on Investment Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4.   Proposed maximum aggregate value of transaction:

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     5.   Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------
     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3.   Filing Party:

          ----------------------------------------------------------------------
     4.   Date Filed:

          ----------------------------------------------------------------------

                                   -----------
                                       ROI
                                   -----------
                                   CORPORATION

Dear Shareholder:

ROI continued to make progress in 2002 in spite of the economy. Revenue for the fiscal year 2002 increased 123% to $8,421,296, up from $3,774,664 in 2001, largely due to prior year acquisitions. Increased losses during 2002 as compared to 2001 were largely the result of research and development, sales and marketing, corporate infrastructure, expenses related to the integration of our newly acquired subsidiaries, impairment losses associated with certain prior year acquisitions, and non-cash expenses related to depreciation and amortization. During 2002, the net loss and pro forma net loss were $4,563,753 and $1,334,859, respectively, compared to a net loss and pro forma net loss of $2,614,444 and $1,845,523, respectively, in 2001. In 2002, pro forma results exclude charges totaling $3,228,895, comprising depreciation, amortization, interest accretion on warrants, impairment of long-lived assets, provisions for doubtful accounts, and stock compensation. In 2001, pro forma results exclude charges totaling $768,921, comprising depreciation, amortization, and provisions for doubtful accounts.

Revenue for the fourth fiscal quarter ended June 30, 2002, increased 63% to $2,011,074, up from $1,231,108 for the same quarter last year. For the fourth quarter of 2002, the net loss and pro forma net loss were $1,139,712 and $136,112, respectively, compared to a net loss and pro forma net loss of $1,711,604 and $1,286,661, respectively, for the same quarter last year. For the fourth quarter of 2002, pro forma results exclude charges totaling $1,003,600, comprising depreciation, amortization, interest accretion on warrants, impairment of long-lived assets, provisions for doubtful accounts, and stock compensation. For the fourth quarter of 2001, pro forma results exclude charges totaling $424,943, comprising depreciation, amortization, and provisions for doubtful accounts.

                                        Quarter Ended              Quarter Ended       Year Ended        Year Ended
                                        -------------              -------------       ----------        ----------
                                   6/30/01(unaudited)        6/30/02 (unaudited)         6/30/01            6/30/02
                                   ------------------        -------------------         -------            -------
Revenue                                    $1,231,108                 $2,011,074       $3,774,664        $8,421,296
Net loss                                 ($1,711,604)               ($1,139,712)     ($2,614,444)      ($4,563,753)
Per share                                     ($0.18)                    ($0.11)          ($0.28)           ($0.44)
Pro forma net loss                        (1,286,661)                 ($136,112)     ($1,845,523)      ($1,334,858)
Per share - pro forma                         ($0.14)                    ($0.01)          ($0.20)           ($0.13)

                                              6/30/01                    6/30/02
Cash                                       $1,244,031                   $815,155
Receivables                                $1,513,429                   $793,659
Total assets                               $8,824,907                 $4,774,881
Long term debt                                $12,878                          -
Total liabilities                          $2,669,995                 $1,899,214
Shareholders' equity                       $6,154,912                 $2,875,667

Pro forma net loss is calculated as follows:

                                        Quarter Ended              Quarter Ended       Year Ended        Year Ended
                                        -------------              -------------       ----------        ----------
                                  6/30/01 (unaudited)        6/30/02 (unaudited)         6/30/01            6/30/02
                                  -------------------        -------------------         -------            -------

Net loss                                 ($1,711,604)               ($1,139,712)     ($2,614,444)      ($4,563,753)

Depreciation and amortization                 274,943                    407,546          618,921         1,492,622
Interest accretion on warrants                   -                        83,333             -              250,000
Impairment of long-lived assets                  -                       362,738             -              986,290
Provision for doubtful receivables            150,000                                     150,000           350,000
Stock compensation                               -                       149,983             -              149,983

Pro forma net loss                        (1,286,661)                  (136,112)      (1,845,523)       (1,334,858)

           1825 Barrett Lakes Blvd. o Suite 260 o Kennesaw, GA 30144 o
            770-517-4750 o fax 770-517-4760 o www.roicorporation.com

From January 1999 through May 2001, ROI made four acquisitions. The acquisition of GO Software in May 2001 was the most significant acquisition and it caused duplication and excess capacity in certain areas. As a result, we realigned personnel and implemented a cost reduction plan during fiscal 2002. The reductions were in areas not essential to the production of revenue or customer support and areas not expected to contribute to profitability during fiscal 2002 or 2003. At the beginning of fiscal 2003, we consolidated all of our software operations into GO Software and ROI had 85 full time employees overall, compared to 119 employees at the beginning of fiscal 2002.

We have taken assertive action to improve cash flow from operations. We have taken advantage of the synergy created by the acquisitions and we have combined administrative functions which should result in our administrative costs becoming a lesser percentage of revenue. We have restructured our businesses to reduce overhead costs and take advantage of our core competencies. We have focused our marketing expenditures on the branding of our products in an effort to make our advertising more effective and cost efficient. We have streamlined our processes and consolidated corporate and subsidiary departments for accounting, human resources, marketing, sales, and development. We have rededicated ourselves to focusing on our core business of providing payment processing solutions and have reduced or eliminated certain non-core operations. We have no long-term debt at this time.

Currently, more than 50,000 businesses use ROI software to process payments on virtually any computer and to connect IBM midrange systems to the rest of the world, and over 10,000 new businesses are being added each year. In the United States, in terms of the number of payment processing software licenses, GO Software (an ROI subsidiary) is the number one company in the IBM midrange market and is second behind First Data Corp. in all computing markets.

We expect stronger financial performance in 2003 as a result of the consolidation of our software operations and increased sales and marketing efforts. As always, at Return On Investment Corporation, our name is our mission -- for our customers, for our company, and for our shareholders.

Sincerely,

/s/ Arol Wolford

Arol Wolford
President and Chief Executive Officer

/s/ Charles Pecchio, Jr.

Charles Pecchio, Jr.
Chairman



FORWARD LOOKING STATEMENTS
Statements that include the terms "believes", "intends", or "expects" are intended to reflect "forward looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

                                   -----------
                                       ROI
                                   -----------
                                   CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Return On Investment Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Return On Investment Corporation (the "Company") will be held at the offices of the Savannah Economic Development Authority located at 8001 Chatham Center Drive, Suite 300, Savannah, Georgia 31405, on October 30, 2002, at 10:00 A.M. local time, and will include a tour of the Company's subsidiary, GO Software, in Savannah, Georgia. The meeting is called for the following purposes:

     1.   To elect six (6)  directors to the Board of Directors to serve for the
          ensuing  year  and  until  their   successors  are  duly  elected  and
          qualified.

     2. To ratify the appointment of BDO Seidman, LLP as independent public accountants for the fiscal year ending June 30, 2003.

     3. To consider and take action upon such other matters as may properly come before the meeting or any other adjournment of adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

The close of business on September 27, 2002, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the Annual Meeting in person, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD as promptly as possible, in the postage-prepaid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you receive more than one proxy card because your shares are held in various names or accounts, you should complete and return each proxy card. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                        By Order of the Board of Directors


                                        Robert W. Spoharski, Secretary

Dated October 9, 2002

            1825 Barrett Lakes Blvd. Suite 260 Kennesaw, GA 30144 770-517-4750 fax 770-517-4760 www.roicorporation.com

                        RETURN ON INVESTMENT CORPORATION

                                  ------------

                                 PROXY STATEMENT

                                  ------------

     This Proxy Statement is furnished to stockholders of Return On Investment Corporation d/b/a ROI Corporation (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment thereof. The Annual Meeting will be held at the offices of the Savannah Economic Development Authority located at 8001 Chatham Center Drive, Suite 300, Savannah, Georgia 31405, on October 30, 2001, at 10:00 A.M. local time, and will include a tour of the Company's subsidiary, GO Software, in Savannah, Georgia.

     The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The close of business on September 27, 2002, is the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about October 9, 2002. The Company, a Delaware corporation, has its principal executive offices at 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia 30144.

SOLICITATION OF PROXIES AND REVOCABILITY

     The Company's Board of Directors is soliciting proxies. The cost of printing and distributing the Proxy Statement and Notice of Annual Meeting will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information materials to the beneficial owners.

     If you properly sign, return and do not revoke your proxy, the person named as proxy will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the person appointed as proxy is to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR ratification of BDO Seidman, LLP as our independent auditors and in accordance with the best judgment of the person appointed as proxy as to all other matters properly brought before the Annual Meeting. You can revoke your proxy by delivering to the Secretary of the Company, at the Company's address listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING SECURITIES

     The Company presently has one class of capital stock outstanding: Common Stock, par value $.01 per share ("Common Stock"), with 100,000,000 shares authorized. As of September 27, 2002 (the "Record Date"), there were issued and outstanding 11,199,186 shares of Common Stock. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters presented properly at the Annual Meeting.

REQUIREMENTS FOR STOCKHOLDER APPROVAL

     A quorum will be present if a majority of the outstanding shares of Common Stock are present in person or by valid proxy. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors. In general, to approve any other matter presented for stockholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

     Abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be counted as shares present in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Abstentions will count in the tabulation of votes cast on each of the proposals and will have the same effect as votes against the proposal. Broker non-votes will count as present and entitled to vote. Because both proposals presented at this meeting are discretionary, broker non-votes will have no effect on the proposals presented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 26, 2002 with respect to beneficial ownership of shares by (i) each person known to the Company to be the beneficial owner of 5% of the outstanding common stock, (ii) each of the Company's directors, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executives") and (iv) all current directors and executive officers as a group. Unless otherwise indicated the address for each person listed in the address of the Company.

     Stock ownership information has been furnished to the Company by the named person. Beneficial ownership as reported in this section was determined in accordance with Securities and Exchange Commission regulations and includes shares as to which a person possesses sole or shared voting and/or investment power. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by such persons.

                                                                            COMMON STOCK
NAME OF BENEFICIAL OWNER/RELATIONSHIP TO COMPANY                            NO. OF SHARES    PERCENT OF CLASS
------------------------------------------------                            -------------    ----------------

Charles A. McRoberts/Director ..........................................    2,479,842(1)           21.9%
John W. McRoberts/Director .............................................    1,561,715(2)           11.3%
Charles Pecchio, Jr./Chairman of the Board .............................    1,979,206(3)           17.5%
Laura Rogers/Director ..................................................           --                *
Theo P. VanderBoom/Director ............................................           --                *
Guy R. Wilcox/CFO ......................................................       30,000(4)             *
Arol Wolford/President, CEO, Director ..................................      225,975               2.0%

All current executive officers and directors as a group (7 persons) ....    6,276,738              54.3%

     ____________________

     *    Represents less than 1%.

     (1) Includes 6,000 shares of common stock held by his spouse, 16,200 shares of common stock held by his minor children, and 1,553,485 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.
     (2) Includes 60,000 shares of common stock held by his spouse, 8,000 shares of common stock held by his minor children, and 941,412 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.
     (3) Includes 11,331 shares of common stock held by his spouse, 600 shares of common stock held as custodian for minors, and 1,271,033 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.
     (4) Includes options to purchase up to 20,000 shares of common stock exercisable within 60 days.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Six directors are nominated for election at the Annual Meeting. Those elected will serve a term of one year that will expire at the next Annual Meeting of Stockholders and upon the election and qualification of their successors. Unless otherwise instructed, the proxy holder will vote the proxies he receives for the six nominees of the Board of Directors named below.

     Information about the director nominees is furnished below.

NAME                                    AGE    POSITION                                            DIRECTOR SINCE
----                                    ---    --------                                            --------------
Charles A. McRoberts................    52     Director and Vice President of                           2000
                                               GO Software, Inc.
John W. McRoberts ..................    49     Director                                                 2000
Charles Pecchio, Jr. ...............    55     Chairman of the Board and Director                       2000
Laura Rogers .......................    42     Director                                                 2002
Theo P. VanderBoom..................    55     Director                                                 2002
Arol Wolford........................    49     President, Chief Executive Officer, and Director         2001

     CHARLES A. MCROBERTS (brother of John W. McRoberts) serves as a director and functions in the role of Vice President of Developer Channel Sales for GO Software, Inc., an ROI subsidiary. He served as Chairman of the Board of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000 and as Chairman of the Board of the Company through June 2002. He previously was President and CEO of Mastiff Systems, a company that marketed and serviced security systems. Mr. McRoberts joined Mastiff in 1982 and served as President and CEO from 1987 until the sale of the company in 1996. Prior to joining Mastiff, Mr. McRoberts was Branch Manager of Wells Fargo Alarm Services.

     JOHN W. MCROBERTS (brother of Charles A. McRoberts) serves as a director and as a member of the Audit Committee. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. Since December 2000, he has been the Managing Member of Cannongate Partners LLC, a private equity firm. Since 1999 he has served as Managing Member of Foresite Towers LLC. He was a co-founder, and served as President and Chief Executive Officer of Capstone Capital Corporation, a NYSE listed real estate investment trust, from 1993 to 1998, when Capstone was acquired by Healthcare Realty Trust for $900 million. Prior to that, Mr. McRoberts was a senior officer of AmSouth Bank of Alabama (formerly AmSouth Bank N.A.), where he was employed from 1977 to 1993.

     CHARLES PECCHIO, JR., has served as Chairman of the Board since July 2002. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000 and served as President of the Company through January 2002 and Chief Executive Officer of the Company through June 2002. Since 1993, he has provided consulting services related to mergers and acquisitions. From 1988 to 1992, he served as a director of Spiro International SA, a Swiss public company, and as an officer and director of several affiliated companies. Mr. Pecchio's previous experience includes financial, sales, and management positions with IBM Corporation, General Computer Corp., TeleVideo Systems, and NEC Information Systems.

     LAURA ROGERS was appointed to the Board of Directors in September 2002 and serves as a director and a member of the Audit Committee. From 1995 to 2002, she was with Paymentech, L.P., a processor of payment transactions. At Paymentech, she held management and executive positions in product management and marketing from 1995 to 2000. From 2000 to 2002, she served as Chief Administrative Officer, responsible for human resources, corporate training, employee communications, legal, quality management, and mergers and acquisitions. From 1985 to 1995, Ms. Rogers was with Global Payment Systems (formerly National Data Corporation), a processor of payment transactions, where she held positions in human resources and then served as Director of Strategy Management for Retail Integrated Payment Systems.

     THEO P. VANDERBOOM serves as a director and Chairman of the Audit Committee. From 1996 to 2001, he served as Vice President and Chief Financial Officer of Construction Market Data. From 1982 to 1996, Mr. VanderBoom was with Southam Business Communications, Inc., where he served as Vice President of several Southam subsidiaries in Canada and the United States. Mr. VanderBoom earned a BS in mathematics and an MBA from York University and is a Certified Management Accountant.

     AROL  WOLFORD  has  served  as  President  since  February  2002,  as Chief
Executive Officer since July 2002, and as a director since October 2001. In 1980, he established Construction Market Data (CMD) in Atlanta, Georgia, and served as President until December 2001. CMD is a provider of quality project news, building product information, and cost data for the international construction industry. In May 2000, CMD was acquired for $299.5 million by Cahners Business Information, a part of the London and Amsterdam-based Reed Elsevier.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2002, the Board met four times. All the members of the Board of Directors attended 75% or more of the meetings in fiscal 2002. The Board has established seven committees composed of directors, employees and outside advisors: the Audit Committee, the Compensation Committee, the Human Resources Committee, the Marketing Committee, the Nominating Committee, the Stock Option Committee, and the Technology Committee. Although there are no formal procedures for stockholders to recommend nominations for the Board, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

     The Audit Committee held two meetings in fiscal 2002. All the members of the Audit Committee attended 75% or more of the meetings in fiscal 2002. The Audit Committee currently consists of John W. McRoberts (Director), Theo P. VanderBoom (Director), and Laura Rogers (Director). The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our internal accounting staff.

     The Compensation Committee held two meetings in fiscal 2002. The Compensation Committee includes John W. McRoberts (Director), LaWanda S. Moore (employee), and Sharon W. Penn (outside advisor). Mr. McRoberts attended 75% or more of the meetings of the Compensation Committee in fiscal 2002. The Compensation Committee has the authority to review all compensation matters relating to the Company. If a member of the Compensation Committee is an employee of the Company, when his or her compensation is being reviewed, he or she is not permitted to be present or to participate.

     The Human Resources Committee held five meetings in fiscal 2002. The Human Resources Committee includes Barry E. Flink (outside advisor), LaWanda S. Moore (employee), and Sharon W. Penn (outside advisor). The Human Resources Committee was created to guide the organization in effective employee recruitment, motivation, and retention practices while maintaining a legally compliant working environment.

     The Marketing Committee held seven meetings in fiscal 2002. The Marketing Committee consists of Charles A. McRoberts, Frederick P. Lutz (outside advisor), James Pollack (outside advisor) and Chris Coleman (outside advisor). Focusing on strategic market plans for the individual business units, the Marketing Committee helps insure that ROI continues to maintain and expand our overall corporate branding/image and market share.

     The Nominating Committee held three meetings in fiscal 2002. All the members of the Board of Directors attended 75% or more of the meetings of the Nominating Committee in fiscal 2002. All of our directors serve on the Nominating Committee, which is responsible for evaluating and recommending candidates for our Board of Directors. Although there are no formal procedures for stockholders to recommend nominations for the Board, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

     The Stock Option Committee held one meeting in fiscal 2002. All the members of the Board of Directors attended 75% or more of the meetings of the Stock Option Committee in fiscal 2002. All of the directors presently serve on the Stock Option Committee. The Stock Option Committee has full power and authority to interpret the provisions of and supervise the administration of the Company's 2000 Stock Option Plan.

     The Board of Directors may from time to time establish other committees to address certain aspects of our Company's business.

DIRECTOR AND OUTSIDE ADVISOR COMPENSATION

     None of our directors or committee members receives additional monetary compensation for serving on the Board of Directors or on a committee. Outside advisors are granted stock options to purchase shares of our common stock. Outside advisors that serve as committee chairpersons receive 7,000 options, while those who serve as committee members receive 5,000 options. The exercise price of the options is equal to the fair market value of our common stock on the date of grant. The options vest on the two-year anniversary of the grant date and expire five years from the date of grant.

EXECUTIVE OFFICERS

     The Company's current executive officers are listed below, together with their age, position with the Company and business experience for the past five years.

AROL WOLFORD                  Age: 49

     Mr. Wolford currently serves as the President and Chief Executive Officer. Please refer to the section of this Proxy Statement entitled "Additional Information Concerning the Board of Directors and Director Nominees" for additional information regarding Mr. Wolford's experience.

CHARLES PECCHIO, JR.          Age: 55

     Mr. Pecchio currently serves as the Chairman of the Board. Please refer to the section of this Proxy Statement entitled "Additional Information Concerning the Board of Directors and Director Nominees" for additional information regarding Mr. Pecchio's experience.

GUY R. WILCOX                 Age: 43

     Mr. Wilcox has served as our Chief Financial Officer since September 2000. Mr. Wilcox is a Certified Public Accountant. From 1997 until 2000, he was Chief Financial Officer of a $500 million Atlanta based hedge fund. Prior to establishing his own practice in 1990, he held CPA positions with Jones & Kolb and BDO Seidman, LLP. Mr. Wilcox has a BS and an MTX from Georgia State University.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the compensation earned by certain executive officers serving at the end of fiscal 2002. None of our other executive officers who served in fiscal 2002 earned $100,000 in aggregate compensation for that year.

                               SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------

                                          FISCAL                               ALL OTHER
     NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS (1)     COMPENSATION
     ---------------------------           ----      ------     ---------     ------------
------------------------------------------------------------------------------------------
Charles Pecchio, Jr.                       2002     $ 87,083     $ 382,606          -
Chairman of the Board and Director (2)     2001     $ 85,000     $ 113,997          -
                                           2000     $ 80,000     $  94,376          -
------------------------------------------------------------------------------------------
Arol Wolford                               2002     $ 15,000     $  15,000          -
President and CEO (3)
------------------------------------------------------------------------------------------

     ____________________

     (1)  Includes sales commissions

     (2) Mr. Pecchio served as President through January 2002 and as CEO through June 2002. He is currently Chairman of the Board, which is an executive office of the Company.

     (3) Mr. Wolford has served as President since February 2002 and as CEO since July 2002.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the Employment Agreement between the Company and Charles Pecchio, Jr., effective February 1, 2002, and amended as of July 1, 2002, the Company has agreed to pay Mr. Pecchio an annual base salary of $90,000 and a performance bonus as determined by the Company's Compensation Committee and ratified by the Board of Directors. Mr. Pecchio will also be paid an annual bonus draw of $90,000 against the performance bonus. Any bonus draw in excess of the total amount of the actual performance bonus earned by Mr. Pecchio for each fiscal period shall not be recoverable by the Company. The agreement requires a minimum performance of 20 hours per week. If Mr. Pecchio's employment under the Employment Agreement is terminated by the Company other than for cause, or if a change of control occurs, or if Mr. Pecchio terminates his employment for good reason, Mr. Pecchio shall be paid by the Company a $360,000 termination payment over a period of two years. If Mr. Pecchio's employment is terminated for any reason, Mr. Pecchio has agreed that, for one year after such termination, he will not directly or indirectly solicit or divert business from the Company or assist any business in attempting to do so or solicit or hire any person who was an employee of the Company during the term of his Employment Agreement or assist any business in attempting to do so or provide services to any business located in Florida, Georgia, Illinois or New York which is engaged in or conducts a business selling products or performing services substantially the same as the products sold or services performed by the Company.

     Under the Employment Agreement between the Company and Arol Wolford effective February 1, 2002, and amended as of July 1, 2002, the Company has agreed to pay Mr. Wolford an annual base salary of $90,000 and a performance bonus as determined by the Company's Compensation Committee and ratified by the Board of Directors. Mr. Wolford will also be paid an annual bonus draw of $90,000 against the performance bonus. Any bonus draw in excess of the total amount of the actual performance bonus earned by Mr. Wolford for each fiscal period shall not be recoverable by the Company. The agreement requires a minimum performance of 20 hours per week. If Mr. Wolford's employment under the Employment Agreement is terminated by the Company other than for cause, or if a change of control occurs, or if Mr. Wolford terminates his employment for good reason, Mr. Wolford shall be paid by the Company a $360,000 termination payment over a period of two years. If Mr. Wolford's employment is terminated for any reason, Mr. Wolford has agreed that, for one year after such termination, he will not directly or indirectly solicit or divert business from the Company or assist any business in attempting to do so or solicit or hire any person who was an employee of the Company during the term of his Employment Agreement or assist any business in attempting to do so or provide services to any business located in Florida, Georgia, Illinois or New York which is engaged in or conducts a business selling products or performing services substantially the same as the products sold or services performed by the Company. COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during fiscal 2002, all Reporting Persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 20, 2002, four members of the board of directors purchased an aggregate of 300,000 shares of common stock at $2.00 per share in a private placement directly from the Company. The price paid for the common stock by the directors reflected fair market value for the Company's common stock as of the purchase date. The following directors purchased the number of shares as indicated below:

                                                        AGGREGATE
NAME                                     SHARES    PURCHASE PRICE
----                                     ------    --------------
Charles A. McRoberts................     25,000           $50,000
John W. McRoberts...................     50,000           100,000
Charles Pecchio, Jr. ...............     25,000            50,000
Arol Wolford........................    200,000           400,000

AUDIT COMMITTEE REPORT

     This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     With respect to the Company's independent auditors, the Audit Committee, among other things, discussed with BDO Seidman LLP, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

                                        Audit Committee*


                                        Theo VanderBoom, Chairman
                                        John W. McRoberts
                                        Arol Wolford

* The Audit Committee delivering this report represents the Audit Committee as constituted during the audit of the Company's financial statements.

AUDIT COMMITTEE CHARTER

     The Board of Directors adopted a written charter for the Audit Committee on October 30, 2001, a copy of which is attached as Appendix A to this Proxy Statement. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     The Company evaluates the independence of its directors according the Nasdaq Marketplace Rules.

     The Audit  Committee was initially  formed in May 2001 and consisted of Guy
R. Wilcox, the Company's Chief Financial Officer, John W. McRoberts, a director, and Timothy R. Minster, who at such time was an independent advisor to the Company. Mr. Wilcox and Mr. Minster were not directors of the Company. Mr. McRoberts did not meet the definition of an independent director under the Nasdaq Marketplace Rules because he is the brother of Charles McRoberts, an executive officer of the Company.

     In October 2001, the Board of Directors appointed Mr. Minster to the Board and replaced Mr. Wilcox on the Audit Committee with Arol Wolford. At that time, Messrs. Minster, McRoberts and Wolford comprised the Audit Committee. Messrs. Minster and Wolford each met the applicable independence standards of the Nasdaq Marketplace Rules. In February 2002, Mr. Wolford became an employee of the Company, and, accordingly, would not be considered independent as of February 2002 under the applicable Nasdaq Marketplace Rules.

     Mr. Minster resigned from the Board of Directors in June 2002. In July 2002, Theo VanderBoom was appointed to the Board of Directors and as chairman of the Audit Committee. Mr. VanderBoom is an independent director under the applicable Nasdaq Marketplace Rules. On September 26, 2002, Laura Rogers replaced Arol Wolford on the Audit Committee.

     Currently the Audit Committee is comprised of John W. McRoberts, Theo VanderBoom and Laura Rogers. All the current members of the Audit Committee meet the definition of independent director under the applicable Nasdaq Marketplace Rules, except for Mr. McRoberts, who is the brother of Charles McRoberts, an executive officer of the Company.

                                 PROPOSAL NO. 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected BDO Seidman, LLP, independent auditors, to audit the financial statements of the Company for fiscal 2003 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holder will vote the proxies he receives for the ratification of BDO Seidman, LLP as the independent auditors for 2003. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

     BDO Seidman, LLP billed us an aggregate of $116,053 for professional services and expenses rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BDO Seidman, LLP did not perform any financial information systems design or services to the Company during fiscal year 2002.

ALL OTHER FEES

     BDO Seidman, LLP billed us an aggregate of $31,205 for other services and expenses during fiscal 2002, primarily related to SEC filings.

     The Audit Committee has considered the provision of non-audit services by our independent auditors and has determined that the provision of such services were consistent with maintaining the independence of the Company's independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2003.

STOCKHOLDER PROPOSALS

     Stockholders wishing to submit a proposal for action at the Company's 2003 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the Company at its principal executive offices not later than June 11, 2003, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within 14 calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within twenty-one (21) days after receiving such request. Stockholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act. If a proponent fails to notify the Company at least forty-five (45) days prior to the month and day of the prior year's proxy statement, then the management proxies would be allowed their discretionary voting authority when the proposal is presented at the Annual Meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

     The Company knows of no other to be submitted to the meeting. However, if any other matters properly should come before the meeting, it is intended that Stockholders will vote in their discretion on any such matters with the judgment of the persons voting such proxies.


                                        THE BOARD OF DIRECTORS

Dated: October 9, 2002

                                   APPENDIX A
                                   ----------

                        RETURN ON INVESTMENT CORPORATION

                             AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and other appropriate parties, the bookkeeping and accounting systems and controls which management and the Board have established, and the audit process. The Committee must provide an open avenue of communication among the Board, management, the internal auditor, and the independent outside accountants ("Outside Auditor"), and ensure that proper systems are in place for each to perform its function in the financial control process.

     The Committee shall be composed of at least three members of the Board and shall be appointed annually by the Board. A majority of the members of the Committee will be independent directors. An independent director is a director who:

     (1) is not and has not been employed in an executive capacity by the Company or its affiliates in the current or past three years;

     (2) has not accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits, or non-discretionary compensation);

     (3) has no immediate family member who is or has been in the past three years, employed by the Company or its affiliates as an executive officer;

     (4) is not and has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company or its affiliates made, or from which the Company or its affiliates received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     (5)  has not been  employed as an executive of another  entity where any of
          the  Company's   executives   serve  on  that  entity's   Compensation
          Committee.

     All members of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must also have past employment experience in finance or accounting, the requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     The Committee shall meet at least twice each fiscal year. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary and may conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee will report its actions and findings to the Board with such recommendations as the Committee may deem appropriate.

     The Committee will at least annually:

     Consider and review with  management,  the internal auditor and the Outside
Auditor:

     (1) The effectiveness of, or weaknesses in, the Company's internal accounting and financial controls including computerized information system controls and security.

     (2)  The Company's accounting principles.

     (3) Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company, including whether the Company has an effective process for determining the risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations, if any.

     (4) Any legal, tax or regulatory matters that may have a material impact on Company operations and/or the financial statements, related Company compliance policies, and programs, and material reports received from regulatory agencies.

     (5) Policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the Outside Auditor.

     (6)  The Company's processes for administering a code of ethical conduct.

     (7) Any related significant findings and recommendations of the internal auditor and Outside Auditor together with management's responses thereto, including the timetable for implementation of recommendations to correct identified weaknesses in internal controls.

o Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor and confirm and assure the ability of the internal auditor to investigate fully and report candidly.

o Determine, in consultation with the internal auditor and management, the internal audit scope and role of the internal auditors including an evaluation of whether or not the internal audit plan is sufficiently linked to objective measures of management performance and monitoring of key business risks, and whether it effectively uses audit resources.

o Obtain and review a written statement from prospective and current Outside Auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1 and engage in a thorough and active dialog with the auditor to determine if any relationships or services may impact the objectivity and independence of the auditor.

o Recommend to the Board the Outside Auditor to be nominated for approval, and, where appropriate, recommend the discharge of the Outside Auditor.

o Engage the approved Outside Auditor with the explicit understanding that the Outside Auditor is ultimately responsible to the Board and Committee, as representatives of the shareholders.

o Take any other appropriate action to oversee the independence of the Outside Auditor.

o    Review the scope and approach of the annual financial  statement audit with
     the  Outside  Auditor,   including  the  Outside   Auditor's   process  for
     identifying and responding to key audit and internal control risks.

o Review the Outside Auditor's process for identifying business and financial risks and exposures.

o Instruct the Outside Auditor to communicate directly to the Committee any serious difficulties or disputes with management.

o    Discuss with the Outside Auditor matters required by SAS 90 and SAS 61.

o Review with management and the Outside Auditor at the completion of the annual examination:

     (1)  the Company's annual financial statements and related footnotes;

     (2)  any significant changes that were made to the audit plan;

     (3) The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves;

     (4) Other matters related to the conduct of the financial statement audit which are to be communicated to the Committee under generally accepted auditing standards;

     (5) Any serious difficulties or disputes with management encountered during the course of the audit.

o If and when the Company has shares registered with the SEC, the Committee shall make a final recommendation to the Board of Directors regarding whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

o Submit a report to be included in any proxy statement pertaining to a meeting of shareholders at which directors are to be elected over the name of each member of the audit committee stating whether the audit committee:

     (1)  reviewed and discussed the financial statements with management;

     (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (i.e., certain matters regarding the conduct of the audit such as the affect of accounting policies in emerging areas lacking authoritative guidance and management's process used in formulating sensitive accounting estimates);

     (3) reviewed the necessary disclosures to establish the independence of the independent auditors; and

     (4) Recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K, if applicable.

o Review filings with the SEC and other agencies and other published documents containing the Company's financial statements, including annual and interim reports, and statutory filings, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     Members shall not receive compensation for Committee meetings attended. Members shall be compensated for reasonable expenses in connection with their attendance at Committee meetings upon evidence of receipt.

     The Board shall review and update this Charter at least annually. The Charter will be made available to any shareholder upon request, and if and when the Company has shares registered with the SEC, shall be published as an exhibit to the proxy statement for the annual meeting at least every three years, and will be published as an exhibit to SEC filings upon any changes to this Charter.